OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BORDERS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

100 Phoenix Drive
Ann Arbor, Michigan 48108

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 24, 2007

To the Shareholders of
BORDERS GROUP, INC.:

The Annual Meeting of Shareholders of Borders Group, Inc., a Michigan corporation (the “Company”) will be held at 11:30 a.m. local time on Thursday, May 24, 2007 at The Ritz Carlton, 300 Town Center Drive, Fairlane Plaza, Dearborn, MI 48126 to:

1.	Elect nine (9) directors of the Company, each to serve until the 2008 Annual Meeting of Shareholders or until a successor is elected and qualified,

2.	Approve an Amendment to the Restated Articles of Incorporation of the Company to provide for majority voting in uncontested elections of directors,

3.	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007,

4.	Consider and vote upon a shareholder proposal entitled “Special Shareholder Meetings,”

5.	Consider and vote upon a shareholder proposal entitled “Separate The Roles of CEO and Chairman,” and

6.	Transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 27, 2007 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

Your vote is important. Regardless of whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing the enclosed proxy card in the envelope provided. Please review the voting instructions in the Proxy Statement for further voting information.

Sincerely,

THOMAS D. CARNEY
Secretary

Ann Arbor, Michigan
April 17, 2007

TABLE OF CONTENTS

Page

Notice Of Annual Meeting Of Shareholders	1
Proxy Statement	1
Voting Rights And Procedures	1
General Voting Information	1
Voting by Shareholders of Record and Beneficial Owners	2
Methods for Submitting Proxies or Voting Instructions	2
Revocation of Proxies or Voting Instructions	2
Voting of Proxies	2
Other Information	3
Proposal 1 — Election Of Directors	3
Information Regarding The Board Of Directors And Corporate Governance	5
Independent Directors	5
Board of Directors Meetings and Committees	5
Corporate Governance	6
Compensation Committee Interlocks and Insider Participation	7
Meetings of Non-Management Directors	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
Nomination of Directors	7
Communications with the Board of Directors	7
Board Attendance at the Annual Meeting	8
Compensation Committee Report	8
Compensation Discussion And Analysis	8
General Goals and Objectives	8
Benchmarking	9
Procedures Relating to the Company’s Executive Compensation Program	9
Current Compensation Issues	10
Allocation Of Components Of Compensation	10
Base Salary	11
Annual Cash Incentives	11
Long Term Incentives	11
Executive Stock Ownership Guidelines	12
Perquisites	13
Policy With Respect To Employment And Severance Agreements	13
Tax And Accounting Considerations	13
Summary Compensation Table	13
Executive Compensation Tables
Grants Of Plan-Based Awards	16
Outstanding Equity Awards at Fiscal Year-End	17
Option Exercises and Stock Vested	18
Nonqualified Deferred Compensation	18
Potential Payments Upon Termination Or Change-Of-Control	19
Agreement With Mr. Jones	19
Agreements with other Current Executive Officers	20
Assumptions	21
Payments to Former Executive Officers	21
Director Compensation	21
Procedures relating to the Compensation of Directors	21
Cash Compensation Paid to Board Members
Stock Option Program
Restricted Share Program
Compensation for Non-Executive Chairman of the Board	22
Stock Deferral for Non-Employee Directors
Borders Group, Inc. Non-Qualified Deferred Compensation Plan for Non-Employee Directors
Director Summary Compensation Table	23
Audit Committee Report	24
Fees Paid To Independent Registered Public Accounting Firm	24
Beneficial Ownership Of Common Stock	26
Proposal 2 — Approval of an Amendment to the Articles of Incorporation of the Company to Provide for Majority Voting in Uncontested Elections of Directors	27
Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm	28
Proposal 4 — Special Shareholder Meetings	28
Proposal 5 — Separate the Roles of CEO and Chairman	30
Proposals Of Shareholders	31
Appendix A: Proposed Amendment To The Restated Articles Of Incorporation of the Company

BORDERS GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 24, 2007

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Borders Group, Inc., a Michigan corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at 11:30 a.m. local time on Thursday, May 24, 2007 at The Ritz Carlton, 300 Town Center Drive, Fairlane Plaza, Dearborn, MI 48126 and at any and all adjournments or postponements thereof. At the Annual Meeting, the shareholders’ of the Company are being asked to consider and vote upon (i) the election of nine (9) directors, each to serve until the 2008 Annual Meeting of Shareholders or until a successor is elected and qualified, (ii) a proposal to approve an Amendment to the Restated Articles of Incorporation of the Company to provide for majority voting in uncontested elections of directors, (iii) a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007, (iv) a shareholder proposal entitled “Special Shareholder Meetings,” and (v) a shareholder proposal entitled “Separate The Roles Of CEO and Chairman.”

This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about April 17, 2007.

VOTING RIGHTS AND PROCEDURES

General Voting Information

Only holders of record of the Company’s common stock (“Common Stock”) at the close of business on March 27, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 58,568,532 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder’s name on the Record Date on any matter submitted to a vote of shareholders at the Annual Meeting.

The election of the nine (9) directors will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting. However, under the Corporate Governance Guidelines established by the Board of Directors of the Company, any nominee for director who receives more “withheld” votes than “for” votes must submit his or her resignation to the Nominating and Corporate Governance Committee. The Committee will recommend to the Board the action to be taken with respect to such tender of resignation.

The approval of the proposed Amendment to the Restated Articles of Incorporation of the Company will require the affirmative vote of a majority of the outstanding shares entitled to vote on the proposed Amendment. The adoption of the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007, as well as the adoption of the shareholder proposals, if presented at the meeting, will require the affirmative vote of a majority of the votes cast on these proposals by the holders of Common Stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting.

All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will be disregarded in tabulating the vote on matters brought before the meeting. Since the approval of the proposed Amendment to the Restated Articles of Incorporation of the Company requires the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes on that proposal will effectively be a vote against the proposal. Under applicable Michigan law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

Voting by Shareholders of Record and Beneficial Owners

Shareholders whose shares are registered directly with the Company’s transfer agent are considered, with respect to those shares, to be the shareholder of record. The Company is sending these proxy materials directly to shareholders of record. Shareholders of record have the right to submit a proxy directly to the Company or to vote in person at the Annual Meeting.

Shareholders whose shares are held in a brokerage account, through an employee benefit plan or by another nominee, are considered the beneficial owners of shares held in “street name.” The proxy materials for these shareholders are being forwarded to beneficial owners, together with a voting instruction card. Beneficial owners have the right to direct their broker, trustee or nominee as to how to vote and also are invited to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, he or she may not vote these shares in person at the Annual Meeting without a proxy from the broker, trustee or nominee that holds the shares, giving the beneficial owner the right to vote the shares at the meeting. The broker, trustee or nominee of each beneficial owner has enclosed or provided voting instructions for use in directing the broker, trustee or nominee how to vote these shares.

Methods for Submitting Proxies or Voting Instructions

The following methods are available to vote by proxy or to submit voting instructions to brokers, trustees or nominees:

By Mail — Record holders may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

By Internet — Record holders with Internet access may submit proxies by following the Internet voting instructions on their proxy cards. Most beneficial owners may vote by accessing the Web site specified on the voting instruction cards provided by their brokers, trustee or nominees.

By Telephone — Record holders may submit proxies by following the telephone voting instructions on their proxy cards. Most beneficial owners may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees.

Revocation of Proxies or Voting Instructions

Shareholders may change their vote at any time prior to the vote at the Annual Meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee or nominee. Alternatively, if the beneficial owner has obtained a proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, he or she can do so by attending the meeting and voting in person.

Voting of Proxies

Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them FOR the election of the Board of Directors’ nominees as directors, FOR the proposal to approve an Amendment to the Restated Articles of Incorporation of the Company to provide for majority voting in uncontested elections of directors, FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007 and AGAINST both of the shareholder proposals.

No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to shareholders who wish to propose any matter for consideration or nominate any person for election as a director at the 2008 Annual Meeting, see “Proposals of Shareholders.”

Other Information

The Company is making this solicitation. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation.

The principal executive offices of the Company are located at 100 Phoenix Drive, Ann Arbor, Michigan, 48108, and its telephone number is (734) 477-1100.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine directors will be elected at the Annual Meeting to serve until the 2008 Annual Meeting of Shareholders or until a successor is elected and qualified. Each of the nominees of the Company has committed to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election at the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

Set forth below is a brief biography of each of the Company’s nominees for election as a Director.

Donald G. Campbell, age 55. Mr. Campbell is Vice Chairman of The TJX Companies, Inc., a global off-price retailer of apparel and home fashions, and is responsible for TJX’s corporate/administrative functions and business development efforts. He joined TJX in 1973 and has held a series of increasingly responsible management positions prior to assuming his current position in September 2006. His prior positions included Chief Financial Officer, Senior Vice President and Executive Vice President, as well as, from 2004 until September 2006, Senior Executive Vice President, Chief Administrative and Business Development Officer with responsibility for TJX’s world-wide systems, new business development and human resource activities. He has served as a director of the Company since July 2005.

Joel J. Cohen, age 69. Mr. Cohen has served as Chairman and co-Chief Executive Officer of Sagent Advisors, Inc., a financial advisory firm, since September 2003. Mr. Cohen served as the non-executive Chairman of the Board of The Chubb Corporation, a major property and casualty insurance holding company, from December 2002 until December 2003 and currently serves as lead director of that company. Mr. Cohen was Managing Director and co-head of Global Mergers and Acquisitions at Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), a leading investment and merchant bank that was acquired by Credit Suisse First Boston, until November 2000. He had been associated with DLJ since October 1989. He had previously served as General Counsel to the Presidential Task Force on Market Mechanisms and as a partner of Davis Polk and Wardwell, attorneys. Mr. Cohen became a director of the Company in March

2001, and also serves as a director of Maersk, Inc., which engages in shipping and related businesses in the United States and Canada.

George L. Jones, age 56. Mr. Jones has served as President, Chief Executive Officer and a Director of the Company since July 2006. Prior to joining the Company, Mr. Jones had extensive retail experience, including serving as President and Chief Executive Officer of the Saks Department Store Group, a division of Saks Incorporated, from March 2001 through September 2005. Prior to joining Saks, Mr. Jones was President, Worldwide Licensing and Retail, for Warner Bros., where in addition to his core responsibilities, he oversaw Warner Bros. Worldwide Publishing, Kids WB Music, Warner Bros. Interactive Entertainment, WB Sports and Warner Bros. Studio Stores. His background also includes key merchandising and operations positions at Target Corporation, including Executive Vice President-Store Operations and Senior Vice President, Merchandising.

Amy B. Lane, age 54. Ms. Lane was Managing Director, Investment Banking Group, of Merrill Lynch from 1997 until her retirement in February 2002. From 1989 through 1996, Ms. Lane served as a Managing Director, Corporate Finance, of Salomon Brothers in New York. Ms. Lane served as a director of the Company from August 1995 until March 1999, and was again appointed a director in October 2001. Ms. Lane is also a director of The TJX Companies, Inc., a global off-price retailer of apparel and home fashions.

Brian T. Light, age 43. Mr. Light is Executive Vice President and Chief Information Officer for Staples, Inc., an office products company. In his current position, which he has served in since November 2005, he leads the Information Systems function supporting Staples corporate, U.S. retail and North American delivery operations. He also served as Executive Vice President/Senior Vice President and CIO for Staples from 1998 to 2002. From 2002 to 2005, Mr. Light served as Executive Vice President, Business Delivery for Staples. In this position, he led the public catalog and e-commerce business for Staples in the U.S. and Canada. He also led Staples’ New Business Development organization, identifying growth vehicles and partnership opportunities. Before joining Staples, Mr. Light was employed from 1986 through 1998 by Accenture, most recently as an Associate Partner with specialization in the consumer packaged goods industry. He has served as a director of the Company since July 2005.

Victor L. Lund, age 59. Mr. Lund has served as the non-executive Chairman of the Board of DemandTec, a privately-held provider of merchandising, sales and marketing software for retailers and consumer products firms, since December 2006. Mr. Lund also served as the non-executive Chairman of the Board of Mariner Health Care, Inc., a nursing home operator, from May 2002 until December 2004. Mr. Lund was Vice Chairman of Albertson’s, Inc., a food and drug retailer, from June 1999 until June 2002. Mr. Lund served as Chairman of the Board of American Stores Company from June 1995 until its acquisition by Albertson’s in June 1999, and as Chief Executive Officer of American Stores Company from August 1992 until June 1999. He was President of American Stores Company from August 1992 until June 1995. Mr. Lund has served as a director of the Company since July 1997, and also serves as a director of the following publicly-held companies: Service Corporation International, a provider of funeral, cremation and cemetery services: NCR Corporation, a global technology company providing ATMs, retail systems, data warehouses and IT services: and Del Monte Foods Company, a food producer, distributor and marketer.

Dr. Edna Greene Medford, age 55. Dr. Greene Medford is an Associate Professor of History and Director of the Graduate Program in History at Howard University. She has served as a director of the Company since September 1998.

Lawrence I. Pollock, age 59. Mr. Pollock has served as the non-executive Chairman of the Board of Directors of the Company since July 2006 and as Managing Partner of Lucky Stars Partners LLC, an investment firm, since October 2004. Mr. Pollock served as President of Cole National Corporation, which operates retail vision and gift stores, from January 2000 and as Chief Executive Officer from June 2003 until the company was sold to Luxottica Group SpA in October 2004. From September 1998 until June 1999, Mr. Pollock served as President and Chief Executive Officer of HomePlace, Inc., a chain of home furnishings and housewares superstores, which he joined in January 1997 as Executive Vice President and

Chief Operating Officer. From 1994 until 1996, he served as the President, Chief Operating Officer and a director of Zale Corporation, a jewelry retailer. Mr. Pollock has served as a director of the Company since August 1995.

Michael Weiss, age 65. Mr. Weiss is the retired President and Chief Executive Officer of Express, a subsidiary of Limited Brands, Inc. He served in that capacity from 1997 to 2004. Mr. Weiss joined Limited in 1981 as merchandise manager for Express and rose to the position of President of Express, serving in that capacity from 1982 to 1993. He was named Vice Chairman of Limited in 1993, and served in that post until 1997. Mr. Weiss returned to Express in January 1997, serving as President and Chief Executive Officer until his retirement in 2004. He has served as a director of the Company since July 2005. Mr. Weiss also serves as a director of Payless ShoeSource, Inc., a specialty family footwear retailer, and Pacific Sunware of California, Inc., a specialty retailer of casual apparel, accessories and footwear for active teens and young adults, as well as a director and Non-Executive Chairman of Chico’s FAS, Inc., a retailer of women’s clothing, complimentary accessories and other non-clothing gift items.

The Board of Directors recommends that the shareholders vote “FOR” the Company’s nominees as directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Jones, are independent. In making the determination that a director is independent, the Board determines that the individual:

•	satisfies the requirements for independence adopted by the New York Stock Exchange, and

•	if an audit committee member, satisfies the independence requirements for Audit Committees under Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

In addition, the Board reviews any relationships of a director that would require disclosure in the Company’s Proxy Statement under Item 404 of Regulation S-K of the Securities and Exchange Commission. In general, that item requires disclosure of any direct or indirect interest that a director may have in any transaction with the Company that exceeds $120,000. Any director who is a party to any such transaction, or whose immediate family member is a party to any such transaction, shall be deemed to have a material relationship with the Company and thus not be independent unless either:

•	the transaction or relationship is of a nature covered by the New York Stock Exchange or Securities and Exchange Commission independence requirements but does not meet the thresholds contained in such provisions, or

•	the Board determines, after reviewing the nature of the transaction or relationship and amount involved, that the director’s ability to act in a fair and impartial manner will not be affected thereby.

The specific criteria used by the Board in determining the independence of directors are set forth under the caption “Board Size and Independence” in the Company’s Corporate Governance Guidelines, which are available on the Company’s Web site. See “Corporate Governance” below.

Board of Directors Meetings and Committees

During the fiscal year ended February 3, 2007, the Board of Directors held seven meetings. The Board of Directors has also established standing Audit, Compensation and Nominating and Corporate Governance Committees. The membership and functions of the committees of the Board of Directors are as follows:

The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm for the Company, including the resolution of any disagreements between the Company and the auditors regarding financial reporting. The Committee also reviews and makes recommendations regarding the annual audit of the Company’s financial statements and the Company’s internal controls, accounting practices and policies. The Audit Committee held four regular meetings during the fiscal year ended February 3, 2007. In addition, the Committee reviewed and telephonically discussed with management each of the Company’s earnings releases, as well as its quarterly and annual reports to the Securities and Exchange Commission.

The current members of the Audit Committee are Mr. Campbell, Ms. Lane, Mr. Light and Mr. Lund. The Board of Directors has determined that each of the members of the Audit Committee is independent, that all of the members of the Audit Committee meet the requirement of the New York Stock Exchange rules that each member be financially literate, and that Mr. Campbell, Mr. Lund and Ms. Lane meet the requirement of the New York Stock Exchange rules that at least one member of the Audit Committee have accounting or related financial management expertise. The Board of Directors has further determined that Mr. Campbell, Mr. Lund and Ms. Lane are “audit committee financial experts” within the meaning of the rules promulgated by the Securities and Exchange Commission.

The Compensation Committee was established for the purpose of reviewing and approving the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company’s employee benefit plans. Seven meetings of the Compensation Committee were held during the fiscal year ended February 3, 2007. The current members of the Compensation Committee are Mr. Cohen, Dr. Greene Medford, Mr. Pollock and Mr. Weiss, all of whom are independent.

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size, composition and compensation of the Board and the Committees of the Board. The Committee also makes recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing the Corporate Governance Guidelines that have been adopted by the Board.

Under the Company’s Policy and Procedures regarding Related Party Transactions, the Nominating and Corporate Governance Committee also is responsible for reviewing and approving any related party transactions. Related party transactions generally are transactions in excess of $120,000 in which any executive officer or director has a direct or indirect material interest. The Company’s Policy discourages such transactions but recognizes that, in certain limited circumstances, it may be advantageous for the Company to engage in a related party transaction. Any director or executive officer desiring to enter into such a transaction must submit relevant information to the General Counsel of the Company, who then forwards the information to the Committee for consideration. Each director and executive officer also is required to respond to an annual questionnaire covering related party transactions. The Company was not a party to any related party transactions during fiscal 2006.

The Nominating and Corporate Governance Committee met four times during the fiscal year ended February 3, 2007. The current members of the Nominating and Corporate Governance Committee are Mr. Cohen, Ms. Lane, Mr. Lund and Mr. Pollock, all of whom are independent.

Each director attended at least 75% of the meetings of the Board and the Committees on which he or she served during the fiscal year ended February 3, 2007.

Corporate Governance

The Board of Directors has adopted written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These charters, as well as the Company’s Corporate Governance Guidelines and its Policies with Respect to Poison Pills, Executive Severance Payments and Related Party Transactions, are available on the Company’s Web site at www.bordersgroupinc.com/Investors/Corporate Governance.

The Company has adopted a Business Conduct Policy and a Code of Ethics Relating to Financial Reporting that apply to the principal executive, financial and accounting officers of the Company, among others. These documents are available on the Company’s Web site at the Internet address set forth above. The

Company will disclose on its Web site any amendments to the Business Conduct Policy or the Code of Ethics Relating to Financial Reporting and any waiver of such policies applicable to any executive officer.

Printed copies of any of the documents available on the Company’s Web site will be provided to any shareholder without charge upon written request to Anne Roman, Investor Relations, Borders Group, Inc., 100 Phoenix Drive, Ann Arbor, Michigan 48108-2202.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee nor any former member during fiscal 2006 is a former officer or employee of the Company or its subsidiaries or has any relationship with the Company requiring disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

Meetings of Non-Management Directors

The non-management directors of the Company meet in executive session at each of the regularly scheduled Board meetings and have an additional meeting of only the independent directors. Mr. Pollock, the Chairman of the Board, presides over such meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and 10% beneficial owners to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended February 3, 2007 and written representations that no other reports were required, all officers and directors of the Company complied with the Section 16(a) filing requirements.

Nomination of Directors

In recommending nominees to serve as directors of the Company, the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering individuals to serve as directors, the Committee will apply the same criteria to candidates recommended by shareholders as it applies to other candidates. The criteria to be used by the Committee in considering candidates to serve as directors are provided for in the Charter of the Committee and include: (i) a review of the background and skills of the candidate, with the objective of having a Board of Directors comprised of outstanding individuals with diverse backgrounds and expertise; (ii) a review of the other directorships and commitments of the individual to make certain that he or she will have adequate time to devote to the affairs of the Company; and (iii) a consideration by the Committee of the importance of having at least one independent director with significant experience and expertise in retailing and at least one independent director with significant experience and expertise in finance.

Any shareholder who desires to recommend to the Nominating and Corporate Governance Committee a candidate to serve as a director of the Company should adhere to the procedures described under “Communications with the Board of Directors” in this Proxy Statement. If the shareholder desires to have such candidate considered by the Committee for inclusion in the Company’s Proxy Statement for the 2008 Annual Meeting, background information with respect to the candidate should be submitted to the Board prior to December 31, 2007.

Communications with the Board of Directors

The Board of Directors of the Company has established procedures for individuals to communicate with the Board as a whole, with the non-management directors as a group or with individual Board members.

Communications to the Board as a whole should be addressed as follows: “Board of Directors of Borders Group, Inc., c/o Corporate Secretary.” Communications to the Chairman of the Board or to the non-management directors as a group should be addressed as follows: “Chairman of the Board of Directors of Borders Group, Inc., c/o Corporate Secretary.” Communications to an individual Board member should be addressed to the individual Board member, c/o Corporate Secretary. The Secretary of the Company will review the correspondence and, subject to the following sentence, will forward it to the Board member or members to whom it was addressed. The correspondence will not be forwarded if the non-management directors instruct the Secretary not to forward correspondence covering the applicable subject matter. Correspondence that is not forwarded pursuant to the instructions of the non-management directors will be made available to any non-management director who wishes to review it. All correspondence should be mailed to the Company’s principal office at 100 Phoenix Drive, Ann Arbor, MI 48108.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement or intended to be brought before shareholders meeting in compliance with the Company’s bylaws are subject to specific notice and other requirements referred to under “Proposals of Shareholders” on page 31. The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders.

Board Attendance at the Annual Meeting

The Company encourages Board members to attend the Annual Meeting of Shareholders, and schedules a Board meeting on the same day as the Annual Meeting to facilitate such attendance. All of the directors, other than Mr. Weiss, attended the 2006 Annual Meeting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Joel Cohen, Chairman
Edna Greene Medford
Lawrence Pollock
Michael Weiss

COMPENSATION DISCUSSION AND ANALYSIS

General Goals and Objectives

The goal of the Company’s compensation program for executive officers is to establish and maintain compensation policies and practices that will enable the Company to attract, retain, and motivate outstanding executive officers who will drive superior operating performance.

The Company’s compensation philosophy is to align each executive officer’s compensation with the Company’s business objectives in order to provide value for shareholders. Consistent with this philosophy, the Company has established a compensation program comprised of base salary and short- and long-term incentive opportunities. In combination, these components are intended to generate below-market compensation in the event of poor operating performance and above-market compensation in the event of superior performance. As additional steps to align the interests executive officers with those of shareholders, the Company encourages stock ownership by executive officers and limits the elements of compensation that are not performance based. For example, the Company does not provide defined benefit pension or supplemental retirement plans and limits the perquisites provided to executive officers.

Benchmarking

In order to determine the external competitiveness of the compensation program, the Company benchmarks total compensation levels for executive officers to compensation paid to executives at other companies. The “market” rate for salaries provided by comparable retailers is determined from information gathered from published surveys and compensation information that is publicly reported by a select group of 19 other retail companies (the “Peer Group Companies”). The Peer Group Companies, which may change from time to time, consist primarily of retail companies with revenues comparable to the Company or with whom the Company believes it competes for management talent. Currently, the Peer Group Companies are: Abercrombie & Fitch Co.; Advance Auto Parts, Inc.; AutoZone, Inc.; Barnes & Noble, Inc.; Bed, Bath & Beyond, Inc.; Dick’s Sporting Goods; Foot Locker, Inc.; Jo-Ann Stores Inc.; Kohl’s Corp.; Limited Brands, Inc.; Payless Shoe Source, Inc.; PetsMart, Inc.; Pier 1 Imports, Inc.; Radio Shack, Corp.; Ross Stores; Staples, Inc.; The TJX Companies, Inc.; Trans World Entertainment Corp.; and William-Sonoma, Inc.

Procedures relating to the Company’s Executive Compensation Program

The elements of the Company’s compensation program, as well as individual determinations of salary, bonus and long-term incentive awards, involve the interaction of the Compensation Committee, Frederic W. Cook & Co., the compensation-consulting firm that assists the Committee, and the Company’s Senior Vice President of Human Resources.

Generally, the Senior Vice President of Human Resources coordinates the gathering of Peer Group compensation levels and other information relevant to the Company’s compensation programs. Included in this information is the equity stake that each executive officer has in the Company and the extent to which the officer has an incentive to remain with the Company, taking into account factors such as the future vesting of long-term awards and the likelihood that applicable performance targets will be achieved. This information generally is discussed with the Committee at meetings held in September and December of each year, in preparation for the actual determinations of salary and incentives, which occurs in March of each year. Based upon input from the Committee and the Chief Executive Officer, the Senior Vice President of Human Resources presents to the Committee at its March meeting proposed salaries and incentive compensation awards for executive officers on an individual-by-individual basis. The Committee discusses the proposals and makes its determinations. In performing its role, the Committee periodically receives input from Frederic W. Cook & Co., particularly with respect to the types of awards to be made under the Company’s long-term incentive program.

With respect to compensation of Mr. Jones, the Committee received significant input from Frederic W. Cook & Co. regarding market practices with respect to the compensation of chief executive officers of comparable companies. Frederic W. Cook & Co also assisted the Committee in structuring the terms of Mr. Jones’ employment agreement.

Equity awards approved by the Committee are made as of a date determined by the Committee, and are based on the fair market value of the Company’s shares as of that date. Pursuant to procedures recently approved by the Committee, effective beginning in 2007, all annual grants and awards made at the March meeting of the Compensation Committee are to be effective as of the first business day of April.

Fair market value is defined as the closing price of a share of the Company’s stock on the New York Stock Exchange on the day prior to the grant or award date, or, if the stock is not traded on such date, the closing price on the first day prior thereto on which the stock was traded. The Company uses this definition, rather than the closing price on the date of grant or award, because: (i) all equity plans approved by shareholders since the Company became a public company in 1995 have included this definition, and (ii) the consistent use of this definition has been beneficial for purposes of plan communications and employee understanding.

The Compensation Committee approves the performance targets under the Company’s annual and long-term incentive plans. Except with respect to certain awards subject to Section 162(m) of the Internal

Revenue Code, which relates to compensation in excess of $1 million, the Committee has the discretion to interpret and change the performance criteria. The Committee has used such discretion primarily to adjust awards as appropriate to take into account events or factors that were not anticipated at the time that the applicable performance standards were established.

The Committee is not authorized to delegate any of its responsibilities with respect to any aspect of awards made to executive officers. Pursuant to the Long-Term incentive Plan, the Committee has delegated to the Chief Executive Officer and the Senior Vice-President of Human Resources the right to make awards under the Plan to non-executive officers. All awards made pursuant to such delegated authority are reviewed at the next meeting of the Committee.

Current Compensation Issues and Actions

In structuring compensation for 2007, and to a lesser extent 2006, the Committee has taken into account the fact that most executive officers of the Company have not received any bonus in two of the last three years, and that the long-term incentive awards made in prior years in the form of performance-based restricted share units are unlikely to be earned. Although lower than market compensation for periods in which the Company does not meet specified performance objectives is consistent with the Company’s compensation philosophy, the Company’s below-market compensation levels in recent years have impacted its ability to attract new executives and to retain executives that it desires to keep. The Committee has considered these issues and has taken steps to address them.

Specifically, the Committee has reviewed salary levels for Peer Group Companies and made adjustments to the salary levels of its executive officers where appropriate. With respect to long-term incentive compensation, some time-based restricted shares (without performance targets) were granted in 2005 and 2006. For 2007, approximately one-half of each award was made in the form of time-based restricted shares, with the balance being in the form of non-statutory options. Finally, with respect to new hires, the Committee has provided signing incentives and guaranteed a portion of the first year bonus in certain situations.

In addition to the actions described in the preceding paragraph with respect to compensation for executive officers in 2007, the Committee established a special incentive program for seven individuals whom the Committee believes have the greatest potential impact on driving domestic sales and earnings before interest and taxes (“EBIT”) growth. Among the participants in the program are Mr. Jones, Chief Executive Officer of the Company, Mr. Gruen, Executive Vice President, Merchandising and Marketing, and Mr. Armstrong, Executive Vice President, U.S. Stores. Under the program, participants will receive awards under the Company’s 2004 Long-Term Incentive Plan if the Company achieves fiscal 2007 EBIT that is above the amount required for the payment of maximum bonuses under the Company’s Annual Incentive Plan. These awards, which would be in addition to normal awards under the 2004 Long-Term Incentive Plan, would be made in April 2008 in a combination of restricted shares and options with a value, in the aggregate, equal to the participant’s salary for fiscal 2007.

Allocation of the Components of Compensation

Because the Committee believes that the senior level executives are primarily responsible for decisions impacting the long-term results of the Company, long-term compensation is greater in proportion to base salary at higher levels of responsibility. The following table sets forth the approximate allocation of the components of compensation, as a percentage of total compensation, for the Company’s executive officer positions:

	Base	Annual	Long-Term
	Salary	Bonus	Incentive

President and CEO	30%	20%	50%
Executive Vice President	40%	30%	30%
Senior Vice President	50%	25%	25%

Following is a brief discussion of each of the principal components of the compensation of executive officers.

Base Salary

The Committee approves pay ranges for executive officers based primarily upon survey information relating to Peer Companies. Where the base salary of an officer falls within the relevant range is based upon a number of factors, including the officer’s prior relevant experience, individual performance, scope of responsibilities and contribution to the Company’s financial goals and strategic initiatives.

Annual Cash Incentives

Under the Company’s Annual Incentive Bonus Plan (the “Bonus Plan”), executive officers are eligible to receive cash awards based on the attainment of annual performance goals. The performance goals may be different from year to year, and generally are expressed in quantitative terms.

Generally, incentive bonus opportunities are expressed as a dollar amount based upon a percentage of each executive’s base salary. The performance criteria for executive officers are based upon the Company’s attainment of specified levels of performance. The terms “threshold,” “target” and “maximum” are used to define the continuum of acceptable performance for the Bonus Plan. The levels are approved by the Committee, and provide a scale for awards tied to performance. “Threshold” is the minimum level of acceptable performance. The Bonus Plan requires that the Committee establish a threshold level of performance, below which no bonus would be paid under the Plan. “Target” is the intended and expected level of performance. “Maximum” is performance that exceeds expectations, but sets a ceiling on bonus potential. The Bonus Plan award at “target” for each executive is determined with reference to bonus levels of Peer Group Companies.

The following table sets forth the threshold, target and maximum bonus opportunities, as a percentage of salary, for each of the executive officer positions:

	Threshold	Target	Maximum

President and CEO	20%	80%	160%
Executive Vice President	20%	80%	160%
Senior Vice President	15%	60%	120%

Performance goals for executive officers for fiscal 2006 were based upon the attainment by the Company of earnings per share targets and, where appropriate, business unit financial performance. For fiscal 2007, the Committee has determined that it is more appropriate to utilize earnings before interest and taxes as the performance measurement for Company objectives. The Company considers the specific goals to be confidential information and does not disclose them. As is evident from the fact that most executive officers have not received any bonuses in two of the last three years, the goals are intended to be meaningful and the achievement of them uncertain.

Each executive officer must take a minimum of 20% and a maximum of 100% of his or her actual bonus award in the form of restricted common stock.

Long Term Incentives

The Compensation Committee administers the Borders Group, Inc. 2004 Long-term Incentive Plan. The goal of the Long Term Incentive Plan is to retain key leadership and drive long-term performance. The value of awards in the Plan is generally based upon a targeted percentage of base salary, and is benchmarked against the long-term incentive awards of Peer Group Companies.

In 2004, 2005, and 2006 executive officers were awarded restricted stock units, which vest over a period of not less than three years if the Company achieves specified earnings per share growth targets. Based upon performance to date, it is unlikely that these awards will be earned. In 2005 and 2006, restricted shares that vest based upon service alone were awarded under the Plan on a limited basis, primarily as an incentive to newly appointed executives or to enhance the Company’s ability to retain key executives.

For the reasons discussed above under the caption “Current Compensation Issues,” the form of long-term awards has been modified for 2007. With the exception of the Chief Executive Officer, whose award for 2007 was entirely in the form of options, these awards consist of two components, restricted shares and non-statutory stock options, with each component intended to reflect one-half of the targeted value of the total long-term award. The restricted shares have a three-year restriction. The stock options vest in thirds commencing on the first anniversary of the date of grant. The actual number of restricted shares and options allocated to an executive officer was determined by dividing the applicable amount of the officer’s salary by the fair market value of the restricted shares (without reduction for the restrictions) and the black-scholes value of the options. The following illustrates how the number of restricted shares and options awarded to an executive officer are determined, assuming a $20 share price and a Black-Scholes value of $5.2169 per option:

Position	Executive Vice President

Award as a Percentage of salary	80%
Salary	$300,000
Award	$240,000 ($300,000 x 80)%
Restricted shares	6,000 shares ($240,000 x .5)
$20.00
Options	23,000 ($240,000 x .5)
$5.2169

In addition to annual grants, occasionally special grants are made under the Long-Term Incentive Plan. These usually take the form of restricted shares, restricted share units or options. These types of awards include:

•	New hire stock purchase opportunities and other incentives. Newly hired executive officers are generally given the opportunity to purchase up to $1 million of Company stock at a twenty-percent discount from the then fair market value, and to receive an option at fair market value for each share, up to 50,000, purchased by the executive. These purchase opportunities, as other incentives granted to newly hired executives, are intended to make the total compensation package offered to a new hire more attractive and to immediately give the executive an ownership stake in the Company.

•	Special grants to (i) keep key executives focused and driving for results during periods of transition or intense change and (ii) retain high potential employees, who are identified through succession planning and the performance review process.

Executive Stock Ownership Guidelines

The Company believes that it is important for its executive officers to maintain stock ownership so that decision making is aligned with the overall interests of shareholders. With that intention, the Board of Directors has adopted Executive Stock Ownership Guidelines and established procedures, including the required utilization of at least 20% of an executive officer’s annual bonus to purchase restricted shares, to encourage such ownership. The guidelines are as follows:

Executive Officer Position	Ownership Guideline

President and CEO	130,000 shares
Executive Vice President	30,000 shares
Senior Vice President	20,000 shares

Perquisites

The Company’s executive compensation programs offer few perquisites or benefits that are not offered to all employees. This has remained constant throughout the Company’s history. The current perquisites for executive officers include financial planning services, an annual medical exam and a long-term disability program. The value of the perquisites of executive officers is less than $10,000, and thus no amount relating to perquisites is included in the Summary Compensation Table.

Policy With Respect To Employment And Severance Agreements

The Company generally does not enter into fixed-term employment agreements with any executive other than the chief executive officer. It does, however, enter into agreements with each officer of the Company, including executive officers, that provide for severance to the officer in the event that his or her employment is terminated by the Company without cause. Consistent with the Committee’s belief that the purpose of these agreements is to enhance the Company’s ability to attract executives by providing interim assistance to them in the event that the executive’s employment is terminated without cause, payments under the severance agreements are subject to mitigation and other provisions. Similarly, in the event of a change in control, payments are made only if the executive’s employment is actually terminated without cause and are not triggered by the change in control itself. Information concerning the employment and severance agreements with executive officers is included in the footnotes to the Summary Compensation Table on pages 14 and 15, and under the caption “Potential Post-Termination Payments” on pages 19 to 21.

Tax And Accounting Considerations

The Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which places a limitation on tax deductions for publicly held corporations for individual compensation to certain executives exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company generally attempts to structure its compensation programs in such a manner that payments and awards are deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

During 2004, Congress adopted Section 409A of the Internal Revenue Code, which changed the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company has attempted to structure its compensation arrangements so as to be operating in good faith compliance with the statutory provision, which were effective January 1, 2005. A more detailed discussion of the Company’s nonqualified deferred compensation plan is provided on page 18 under the heading “Nonqualified Deferred Compensation.”

Beginning in 2006, the Company began accounting for stock-based payments and awards, including stock options, restricted shares and restricted share units, in accordance with the requirements of FASB Statement 123(R).

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or accrued for each of the named executive officers for fiscal 2006. The payments and awards made to Mr. Jones and Mr. Josefowicz were made pursuant to the terms of their agreements with the Company as described in notes (4) and (6) to this table. All other payments and awards were made in accordance with the Company’s compensation plans and practices, except that, as described in note (5), included in column (i) for Mr. Altruda is the total amount of severance pay to which he may be entitled as a result of his separation from the Company.

The goals established for the year under the Company’s Annual Incentive Bonus Plan were not satisfied for the fiscal year and thus no bonuses were paid under the Plan except that: (i) Mr. Vanzura received a partial bonus based upon the performance of the Company’s Paperchase unit; and (ii) Mr. Josefowicz received a payment of his target bonus for the year pursuant to the terms of his agreement with the Company.

The Company does not maintain a defined benefit pension or supplemental retirement plan or provide above market earnings on deferred compensation, and thus column (h) of the table is not applicable to the Company.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
						Plan	Compensation	Compen-
				Stock	Option	Compensation	Earnings	sation	Total
Name and Principal	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	($)	($)	($)	($)
Position(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(3)	(j)

George L. Jones(4)	2006	$432,212	$0	$366,296	$498,376	$0	N/A	$384,923	$1,681,807
President and Chief Executive Officer
Edward W. Wilhelm	2006	$353,654	$0	$175,802	$0	$0	N/A	$41,187	$570,643
Executive Vice President, Chief Financial Officer
Cedric J. Vanzura	2006	$352,115	$0	$175,537	$0	$50,400	N/A	$27,862	$605,914
Executive Vice President- Emerging Business, Technology, Chief Strategy Officer
Thomas D. Carney	2006	$273,654	$0	$86,855	$0	$0	N/A	$20,421	$380,930
Senior Vice President & General Counsel
Daniel T. Smith	2006	$260,385	$0	$87,378	$0	$0	N/A	$31,864	$379,636
Senior Vice President, Human Resources
Former Officers
Vincent E. Altruda(5)	2006	$374,519	$0	$10,728	$0	$0	N/A	$1,422,426	$1,807,673
President-Borders Group
U.S.
Gregory P. Josefowicz(6)	2006	$327,692	$568,000	$5,201	$0	$0	N/A	$1,841,320	$2,742,213
Chairman, President & Chief Executive Officer

(1)	The amounts in columns (e) and (f) represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 3, 2007, in accordance with FAS 123(R) of awards pursuant to the Long Term Incentive Plan which may include amounts from awards granted during or prior to 2006. The assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended February 3, 2007 included in the Company’s Annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007. The amounts in column (e) include the dividends paid on restricted shares. The amounts in column (e) do not include any expense related to the grant of restricted stock units (“RSUs”) which, in accordance with FAS 123(R), have not been expensed in the Company’s financial statements because it is not probable that the performance conditions of these RSUs will be achieved.

(2)	The amounts in column (g) represent the cash awards to the named individuals under the Annual Incentive Bonus Plan (the “Bonus Plan”), which is discussed in further detail on page 10 under the heading “Annual Cash Incentives.”

(3)	The amounts in column (i) consist of employer contributions credited under the Borders Group Savings and Non-Qualified Deferred Compensation Plans, the taxable portion of the Company provided life insurance and the value of Company-paid financial planning services. The amounts also include the discount on purchased restricted shares of the Company’s common stock, totaling $249,998 for Mr. Jones, $34,333 for Mr. Wilhelm, $23,791 for Mr. Vanzura, $9,612 for Mr. Carney, $21,870 for Mr. Smith, $27,263 for Mr. Altruda and $75,679 for Mr. Josefowicz. The amounts shown for Mr. Jones also include $118,413 of relocation and $14,929 of legal expenses paid by the Company. The amounts for Mr. Altruda include a severance payment of $1,386,125, which will be paid to Mr. Altruda during fiscal 2007, subject to mitigation and his compliance with a non-compete provision. The amounts for Mr. Josefowicz include a severance payment of $2,201,000 pursuant to his employment and consultancy agreement, which has been/will be paid to Mr. Josefowicz during fiscal 2006 and 2007; a payment of $120,689 relating to his continued ownership of 90,000 shares of the Company’s common stock; and $10,505 of continued medical and life insurance provided by the Company. Please see notes 5, 6 and 7 below for further discussion of the amounts paid to Mr. Jones, Mr. Altruda and Mr. Josefowicz.

(4)	Mr. Jones commenced employment with the Company on July 17, 2006. The salary reflected in the table represents the pro rata amount of the $775,000 annual salary provided for in Mr. Jones’ employment agreement with the Company, and the following equity grants were made to him pursuant to the agreement:

•	Restricted share units with a fair market value equal to $1 million on the date of grant. These units, which will be settled in cash, vest on January 31, 2008 if Mr. Jones continues to be employed by the Company through that date.

•	An inducement option to purchase 400,000 shares of common stock with a per share exercise price equal to the fair market value on the grant date, as defined in the Company’s Long-Term Incentive Plan. The option vests ratably on the first, second and third anniversaries of the grant date, subject to Mr. Jones’ continued employment with the Company through each of the vesting dates.

•	71,184 restricted shares, with a 3 year restriction period, that he purchased from the Company at a per share purchase price equal to 80% of the fair market value on the purchase date.

•	An option to purchase 50,000 shares with a per share exercise price equal to the fair market value on the grant date. This option was contingent upon Mr. Jones’ purchasing at least a like number of shares of common stock from the Company on the terms described in the preceding paragraph, which he did. The option vests on the third anniversary of the grant date.

(5)	Mr. Altruda ceased to serve as an executive officer on January 16, 2007. Included in column (i) for Mr. Altruda is an aggregate of $1,386,125 payable in accordance with the terms of form of severance agreement that was in place for executive officers who were employed at the time of the transition to a new chief executive officer in July 2006. Pursuant to the agreement, Mr. Altruda received a payment of $373,625 in February 2007, representing the value at termination of the restricted shares granted to him in March 2006, and is receiving severance benefits of $84,375 per month until January 2008, at which time the balance severance obligation will be paid to him. The severance payments are subject to reduction for amounts earned from other employment and to discontinuance if Mr. Altruda competes with the Company. The stock award shown in column (e) for Mr. Altruda was forfeited as a result of his termination of employment with the Company.

(6)	In order to provide for an orderly transition to a new chief executive officer of the Company, effective as of January 29, 2006, the Company and Mr. Josefowicz entered into a two year employment and consultancy agreement (the “Agreement”). Under the Agreement, Mr. Josefowicz continued to serve as President and Chief Executive Officer of the Company until Mr. Jones assumed those positions in July 2006. For the remaining term of the Agreement, which extends until February 2, 2008, Mr. Josefowicz is serving as a non-exclusive, senior level consultant to the Company, assisting in the transition process and on other projects as reasonably requested by the Board.

Under the Agreement, the following payments have been or will be made to Mr. Josefowicz:

•	For fiscal 2006, an annual base salary of $710,000, and a bonus of $568,000, representing his targeted bonus for fiscal 2006,

•	For fiscal 2007, base compensation $1,278,000, representing the annual amount of his salary plus target bonus,

•	$1.5 million payable in 2008 in lieu of his 2004 and 2005 long-term incentive,

•	The final payment of $120,689 under a prior agreement based upon his continuing to hold 90,000 shares of the Company’s stock, and

•	A payment of $67,080, representing the amount of his 2003 long-term incentive award.

As of the date of Mr. Josefowicz’ retirement as President and Chief Executive Officer in July 2006, all remaining payments were accrued by the Company, except the $1.5 million payable in 2008 in lieu of his 2004 and 2005 long-term incentive, which had been accrued in fiscal 2005. His salary through July  16, 2006 and his bonus for 2006 are reflected in columns (c) and (d) of the table, and all other amounts accrued in fiscal 2006 are included in column (i) of the table

The Agreement provides for continued indemnification rights for Mr. Josefowicz and contains certain restrictive covenants prohibiting him from competing with the Company and soliciting customers and employees of the Company during the term of the Agreement and for two years thereafter.

GRANTS OF PLAN-BASED AWARDS

									All	All Other
									Other	Option
									Stock	Awards:
			Estimated Future Payouts			Estimated Future Payouts			Awards:	Number
			Under Non-Equity Incentive			Under Equity			Number	of
		Date of	Plan Awards(1)			Incentive Plan Awards(2)			of	Securities		Grant Date
		Compen-							Shares	Under-		Fair Value
		sation	Thresh-		Maxi-	Thresh-		Maxi-	of Stock	lying	Exercise or	of Stock
	Grant	Committee	old	Target	mum	old	Target	mum	or Units	Options	Base Price	and Option
Name	Date	Approval	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	of Option	Awards
(a)	(b)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(3)	(j)	Awards	(l)
George L. Jones	7/17/06	7/13/06							56,947	450,000	$17.56(4)	$2,555,844
	N/A		$84,393	$337,574	$675,147
Edward W. Wilhelm	3/24/06	3/24/06				9,900	16,500	19,800	17,500			$430,675
	N/A		$52,500	$210,000	$420,000
Cedric J. Vanzura	3/24/06	3/24/06				9,900	16,500	19,800	17,500			$430,675
	N/A		$70,000	$280,000	$560,000
Thomas D. Carney	3/24/06	3/24/06				5,700	9,500	11,400	7,500			$184,575
	N/A		$40,500	$162,000	$324,000
Daniel T. Smith	3/24/06	3/24/06				5,700	9,500	11,400	7,500			$184,575
	N/A		$39,000	$156,000	$312,000
Former Officers
Vincent E. Altruda	3/24/06	3/24/06				15,000	25,000	30,000	17,500			$430,675
	N/A		$75,000	$300,000	$600,000
Gregory P. Josefowicz(5)	N/A		$142,000	$568,000	$1,136,000							$0

(1)	The amounts shown in column (c) represents the minimum payment level under the Company’s Annual Incentive Bonus Plan which is 25% of the target amount in column (d). The amount shown in column (e) is 200% of such target amount. These amounts are based on the individual’s current salary and position. With the exception of Mr. Vanzura, none of the named executive officers met the performance requirements for a payment under the Annual Incentive Bonus Plan for 2006.

(2)	The amounts shown in column (f) represent the minimum payment level for restricted share units awarded under the Company’s Long Term Incentive Plan, which is 60% of the target amount shown in column (g). The amount shown in column (h) is 120% of such target amount. The restricted share units contain performance conditions that are not expected to be met.

(3)	The amounts shown in column (i) represents the number of restricted share units, in the case of Mr. Jones, and restricted shares in the case of the other named executive officers, granted under the Long Term Incentive Plan. Dividends are paid on restricted shares but not on restricted share units.

(4)	Upon his employment with the Company, Mr. Jones received options to purchase 450,000 shares of the Common Stock of the Company with a grant price equal to $17.56, which was the closing price of the Company’s Common Stock on the New York Stock Exchange on the business day prior to the grant date.

(5)	See note (6) in the Summary Compensation Table regarding the Annual Incentive Bonus Plan payment for Mr. Josefowicz. Mr. Josefowicz was not granted any equity awards in 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
			Equity					Awards:	Awards:
			Incentive					Number	Market or
			Plan					of	Payout
			Awards:					Unearned	Value of
	Number	Number	Number			Number	Market	Shares,	Unearned
	of	of	of			of Shares	Value of	Units or	Shares,
	Securities	Securities	Securities			or Units of	Shares or	Other	Units or
	Underlying	Underlying	Underlying			Stock	Units of	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		that	Stock that	that have	Rights
	Options	Options	Unearned	Exercise	Option	have not	have not	not	that have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	not Vested
	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	#	($)
Name(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)	(h)(2)	(i)	(j)(3)

George L. Jones		50,000		$17.56	7/16/2011
		400,000		$17.56	7/16/2013	56,947	$1,215,818
Edward W. Wilhelm	25,500			$29.81	1/15/2008
	8,500			$13.88	10/5/2009			16,500	$352,275
	10,000			$23.32	3/20/2007	5,000	$106,750	16,500	$352,275
	25,000			$17.23	10/31/2012	17,500	$373,625	16,500	$352,275
								16,500	$352,275
Cedric J. Vanzura						5,000	$106,750	16,500	$352,275
						17,500	$373,625	16,500	$352,275
Thomas D. Carney	36,000			$29.81	1/15/2008			9,500	$202,825
	12,000			$13.88	10/5/2009	3,500	$74,725	9,500	$202,825
	15,000			$17.23	10/31/2012	7,500	$160,125	9,500	$202,825
Daniel T. Smith	7,875			$29.81	1/15/2008
	17,625			$32.13	4/30/2008			9,500	$202,825
	8,500			$13.88	10/5/2009	3,500	$74,725	9,500	$202,825
	15,000			$17.23	10/31/2012	7,500	$160,125	9,500	$202,825
Former Officers
Vincent E. Altruda	90,000			$29.81
	30,000			$13.88
	25,000			$17.23
Gregory P. Josefowicz

(1)	The options vest in thirds commencing on the first anniversary of the date of grant except that, with respect to an option for 50,000 shares held by Mr. Jones, the vesting is 100% on July 17, 2009.

(2)	The market value of unvested restricted stock or stock units shown in column (h) is calculated based on the closing price of $21.35 of the Company’s common stock as of February 2, 2007, the last business day of the Company’s fiscal year.

(3)	The market value of unearned restricted stock units shown in column (j) is calculated based on the closing price of $21.35 of the Company’s common stock as of February 2, 2007, the last business day of the Company’s fiscal year. The restricted stock units contain performance conditions which are not expected to be met. No compensation expense has been recognized in the Company’s financial statements for these restricted stock units, in accordance with FAS 123(R).

OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of Borders Group, Inc. common stock acquired during fiscal 2006 upon the exercise of options.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)
Name(a)	(b)	(c)	(d)	(e)

George L. Jones	N/A	N/A	N/A	N/A
Edward W. Wilhelm	N/A	N/A	N/A	N/A
Cedric J. Vanzura	50,000	$507,500	N/A	N/A
Thomas D. Carney	5,000	$48,500	N/A	N/A
Daniel T. Smith	3,750	$38,925	N/A	N/A
Former Officers
Vincent E. Altruda	N/A	N/A	N/A	N/A
Gregory P. Josefowicz	325,000	$3,171,708	N/A	N/A

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to the Company’s Non-Qualified Deferred Compensation Plan (the “Plan”), named executive officers may defer base salary and payments earned under the annual incentive bonus plan. Deferral elections are made by eligible executives in November of each year for amounts to be earned in the following year. An executive may defer all or a portion of his or her base salary and up to 80% of the executive’s base pay.

The executive may invest such amounts in funds that are similar to those available under the Borders Group, Inc. Savings Plan. The table below shows the funds available under the Non-Qualified Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2006, as publicly reported:

Year
to Date Return
Fund	(as of 12/31/06)

Merrill Lynch Institutional Fund	4.90
PIMCO Total Return Fund (Administrative Class)	3.74
AIM International Growth Fund (Class A)	27.89
Alger MidCap Growth Institutional Portfolio (Class I)	9.51
American Funds Growth Fund of America (Class R4)	10.91
Columbia International Value Fund (Class A)	28.16
Davis New York Venture Fund (Class A)	15.12
Franklin Small Cap Growth Fund II (Class A)	9.45
Goldman Sachs Mid Cap Value Fund Class A)	15.61
MainStay Small Cap Opportunity Fund (Class A)	12.50
Van Kampen Growth and Income Fund (Class A)	16.00
Black Rock S&P 500 Index I	15.49

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings	Withdrawals/	at Last
	in Last FY	in Last FY	in Last FY	Distributions	FYE
	($)	($)	($)	($)	($)
Name(a)	(b)	(c)	(d)	(e)	(f)

George L. Jones	$20,769	$0	$24	—	$20,907
Edward W. Wilhelm	$28,038	$3,000	$3,632	—	$161,863
Cedric J. Vanzura	$334,500	$3,000	$36,136	—	$755,198
Thomas D. Carney	$6,231	$3,000	$382	$(8,509)	$27,204
Daniel T. Smith	$21,346	$3,000	$4,598	—	$116,148
Former Officers
Vincent E. Altruda	$15,707	$3,000	$288	—	$25,390
Gregory P. Josefowicz	$3,000	$327	$1,011	$(71,548)	$14,754

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

Agreement with Mr. Jones

Pursuant to the terms of Mr. Jones’ employment agreement, the Company is required to provide payments to him in the event that the Company terminates his employment other than for Cause or Disability or if Mr. Jones terminates his employment for Good Reason. The amount of payments is greater if the termination is in connection with or follows a Change of Control.

The definitions of “Change of Control” and “Cause” contained in the agreement are generally consistent with the Company’s plans and agreements except that, solely for purposes of the severance benefits under the agreement, the definition of “Cause” is slightly more restrictive than the definition in the Company’s plans. “Good Reason” generally means: involuntary relocation from the Ann Arbor, Michigan area; failure of the Company to comply with the compensation provisions of the agreement; a reduction in Executive’s duties or status as a result of a Change of Control; the Company’s non-renewal of the agreement; or failure to have a successor assume the agreement.

Mr. Jones is entitled under the agreement to a gross-up for excise tax on excess parachute payments, subject to a 15% “cut-back” (i.e., Change of Control payments will be reduced below the safe harbor under Section 280G of the Internal Revenue Code if the total payments are less than 15% in excess of the 280G safe harbor).

The following table describes the potential payments upon termination for Mr. Jones:

	Event
			For Cause
			Termination or
			Voluntary
	Voluntary	Involuntary	Termination Other
Payments and Benefits	Termination for	Termination without	than for Good	Change of Control
Upon Termination	Good Reason	Cause	Reason	Termination

Base Salary	$1,162,500	$1,162,500	N/A	$1,937,500
Short-term Incentive	$930,000	$930,000	N/A	$1,550,000
Restricted Shares	N/A	N/A	N/A	N/A
Purchased Restricted Shares	$86,631	$86,631	N/A	$519,786
Restricted Share Units	N/A	N/A	N/A	$1,215,818
Stock Options	N/A	N/A	N/A	$1,705,500
Post-Termination Health & Welfare Benefits	$8,558	$8,558	N/A	$14,284
280G Tax Gross-up	N/A	N/A	N/A	$532,563

Agreements with other Current Named Executive Officers

The Company has entered into certain severance and change of control agreements with the remaining named executive officers. These agreements, which are substantially similar, generally provide that, in the event of the officer’s termination of employment other than for Cause or Disability the officer would be entitled to severance benefits. These agreements do not provide severance payments if the named executive officer voluntarily terminates his employment for any reason. The amount of payments is greater if the termination follows a Change of Control. The definitions of Cause and Change of Control are generally consistent with those in the plans of the Company. Under these agreements, the officer has an obligation to use reasonable efforts to seek other employment and, to the extent that he or she earns cash compensation from such other employment, the Company’s obligation to make severance payments would be correspondingly reduced. Payments will be discontinued if the former executive officer competes with the Company. The amount of payments is greater if the termination is in connection with or follows a Change of Control.

The following table describes the potential payments upon termination for the remaining named executive officers:

				For Cause
				Termination or
				Voluntary
		Involuntary Not for		Termination for any	Change of Control
Name	Payments and Benefits Upon Termination	Cause Termination		Reason	Termination

Edward W. Wilhelm	Base Salary	$525,000	(1)	N/A	$700,000
	Short-term Incentive	$420,000	(1)	N/A	$560,000
	Restricted Shares	$373,625	(2)	N/A	$480,375
	Purchased Restricted Shares	$9,910		N/A	$17,391
	Restricted Share Units	N/A		N/A	$1,056,825
	Stock Options	N/A		N/A	N/A
Cedric J. Vanzura	Base Salary	$525,000	(1)	N/A	$700,000
	Short-term Incentive	$420,000	(1)	N/A	$560,000
	Restricted Shares	$373,625	(2)	N/A	$480,375
	Purchased Restricted Shares	$8,252		N/A	$12,086
	Restricted Share Units	N/A		N/A	$1,056,825
	Stock Options	N/A		N/A	N/A
Thomas D. Carney	Base Salary	$405,000	(1)	N/A	$540,000
	Short-term Incentive	$243,000	(1)	N/A	$324,000
	Restricted Shares	$160,125	(2)	N/A	$234,850
	Purchased Restricted Shares	$3,163		N/A	$3,960
	Restricted Share Units	N/A		N/A	$608,475
	Stock Options	N/A		N/A	N/A

				For Cause
				Termination or
				Voluntary
		Involuntary Not for		Termination for any	Change of Control
Name	Payments and Benefits Upon Termination	Cause Termination		Reason	Termination

Daniel T. Smith	Base Salary	$390,000	(1)	N/A	$520,000
	Short-term Incentive	$234,000	(1)	N/A	$312,000
	Restricted Shares	$160,125	(2)	N/A	$234,850
	Purchased Restricted Shares	$6,808		N/A	$11,090
	Restricted Share Units	N/A		N/A	$608,475
	Stock Options	N/A		N/A	N/A

(1)	The named executive officer will be paid 1.5 times his annual salary and target bonus if his termination occurs prior to July 17, 2007. If his termination occurs after July 16, 2007, he will be eligible for payment at one times annual salary and target bonus.

(2)	This payment for restricted shares granted on March 24, 2007 will be made if the named executive officer’s termination occurs prior to July 17, 2007.

Assumptions

Below is a description of the assumptions that were used in creating the tables above. Unless otherwise noted the descriptions of the payments below are applicable to all of the above tables relating to potential.

•	Change of Control Date of February 2, 2007.

•	All awards vest on Change of Control Date.

•	All executives were terminated on February 2, 2007.

•	Salary and target bonus in effect on February 2, 2007.

•	Fair market value of common stock of $21.35 per share.

Payments to Former Executive Officers

The payments to Mr. Altruda and Mr. Josefowicz for periods following their termination of employment are described in notes (5) and (6), respectively, to the Summary Compensation Table. Such notes appear on pages 15 and 16.

DIRECTOR COMPENSATION

Procedures relating to the Compensation of Directors

The Nominating and Corporate Governance Committee is responsible under its charter for periodically making recommendations to the Board with respect to the compensation of directors. In fulfilling this responsibility, the Committee receives information from the Senior Vice President of Human Resources with respect to the amount and nature of the compensation of directors of the Peer Group Companies identified on page 9 hereof under the caption “Benchmarking”. This information generally is reviewed by the Nominating and Corporate Governance Committee, as well as the Compensation Committee. Based upon input from these sources, the Nominating and Corporate Governance makes a recommendation to the Board with respect to the compensation of Board members, and the Board makes its determination.

Standard Compensation

For service as a director during 2006, members of the Board who are not employees of the Company were entitled to $150,000 in annual compensation, payable approximately one-third in cash, one-third in shares and one-third in options. The actual components of the compensation were $50,000 in cash, 2,643 restricted shares and 8,350 options with an exercise price equal to the fair market value on the date of the grant. The restricted shares have a one year restricted period and the options vest on the one-year anniversary of the date of grant.

Additional Fees other than for service as the Non-Executive Chairman of the Board

Each committee chairperson, other than the Chairman of the Audit Committee, received an additional $7,500. The additional payment to the Chairman of the Audit Committee was $12,000. Ms. Lane served as presiding director through June 2006 and received an additional payment of $12,500 for this role. Mr. Campbell, Ms. Lane, Mr. Pollock and Mr. Weiss served as members of a Search Committee to identify candidates to succeed Mr. Josefowicz, and received payments of $12,000, $11,750 and $12,000 respectively for their service on that committee. Mr. Pollock, who served as chairman of the Search Committee, received a payment of $17,000 for service in that role.

Compensation for the Non-Executive Chairman of the Board

Effective July 17, 2006, Mr. Pollock became Non-Executive Chairman of the Board. Mr. Pollock’s additional annual compensation for service in this role is $100,000, which will be paid one-third in cash, one-third in restricted shares and one-third in stock options. The formula for determining the number of restricted shares and stock options awarded to Mr. Pollock is the same as that used for the annual director awards. For 2006, Mr. Pollock’s payments as non-Executive Chairman of the Board were prorated based on the July 17, 2006 effective date of his position.

Deferral of Fees of Non-Employee Directors

A non-qualified deferred compensation plan has been established for non-employee directors. Under this plan, each non-employee director may defer up to 100% of his or her annual cash compensation. The deferrals will be considered invested in benchmark investment funds selected by the participating director from a group of eligible funds.

Non-employee directors also are permitted to defer the receipt of their stock awards.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended February 3, 2007.

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
	($)	($)	($)	($)	Earnings	($)	($)
Name(a)	(b)	(c)(1)	(d)(1)	(e)	(f)	(g)(2)	(h)

Donald G. Campbell	$62,000	$50,896	$43,903	$0	$0	$0	$156,799
Joel J. Cohen	$57,500	$50,896	$43,903	$0	$0	$0	$152,299
Amy B. Lane	$74,250	$50,896	$43,903	$0	$0	$0	$169,049
Brian T. Light	$50,000	$50,896	$43,903	$0	$0	$0	$144,799
Victor L. Lund	$62,000	$49,975	$43,903	$0	$0	$0	$156,799
Dr. Edna Greene Medford	$50,000	$50,067	$43,903	$0	$0	$0	$143,970
Lawrence I. Pollock	$87,801	$60,302	$49,828	$0	$0	$0	$197,931
Beth M. Pritchard	$50,000	$49,975	$43,903	$0	$0	$0	$143,878
Michael Weiss	$24,500	$50,896	$43,903	$0	$0	$37,500	$156,799

(1)	The amounts in columns (c) and (d) represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 3, 2007, in accordance with FAS 123(R) of awards pursuant to the Long Term Incentive Plan which may include amounts from awards granted during or prior to 2006. The assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended February 3, 2007 included in the Company’s Annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007. The amounts in column (c) include the dividends paid on restricted shares.

The grant date fair value of the stock awards in column (c) was $50,000 for the shares awarded to directors other than Mr. Pollock, and $65,160 for Mr. Pollock.

The grant date fair value of the option awards in column (d) was $50,000 for directors other than Mr. Pollock, and $65,160 for Mr. Pollock.

(2)	The amount in column (g) represents the fair market value of shares of Borders Group stock paid to Mr. Weiss in lieu of cash fees to assist him in complying with the Company’s ownership guidelines for directors.

The following is a summary of stock and option awards outstanding as of February 3, 2007:

		Option Awards
Name	Stock Awards	Vested	Unvested
Campbell	2,237	0	8,350
Cohen	2,237	5,000	8,350
Lane	2,237	0	8,350
Light	2,237	0	8,350
Lund	2,237	5,000	8,350
Greene Medford	2,237	5,000	8,350
Pollock	4,466	30,000	11,474
Pritchard	2,237	5,000	8,350
Weiss	2,237	0	8,350

AUDIT COMMITTEE REPORT

In accordance with its written charter as adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, internal controls and financial reporting practices of the Company. The Audit Committee is also responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of the Company’s independent registered public accounting firm.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, the Company’s independent registered public accounting firm, required by Independence Standards Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Ernst & Young LLP its independence. The Audit Committee also discussed and reviewed with Ernst & Young and Company management: audit plans, audit scope, identification of audit risks and the Company’s internal controls.

The Audit Committee has discussed and reviewed with the independent registered public accounting firm all communications required by the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

Management of the Company has the primary responsibility for the Company’s financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended February 3, 2007, as well as the report of management and the independent registered public accounting firm’s opinion thereon regarding the Company’s internal control over financial reporting. In addition, the Committee reviewed and discussed with management each of the Company’s earnings releases, as well as its quarterly reports to the Securities and Exchange Commission.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended February 3, 2007 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Victor Lund, Chairman
Donald Campbell
Amy Lane
Brian Light

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes aggregate fees billed for professional services rendered by Ernst & Young during fiscal years 2006 and 2005:

	2006	2005

Audit Fees	$1,358,481	$930,200
Audit Related Fees	42,000	36,100
Tax Fees(1)	278,817	285,431
All Other Fees	—	—

Total	$1,679,298	$1,251,731

(1)	All of the tax fees for 2006 were for tax compliance and preparation. Ernst & Young did not provide tax consulting or advisory services to the Company.

Audit Related Fees consist principally of audits of employee benefit plans and special audits for third parties, such as landlords with respect to percentage rent calculations. Tax Fees consist principally of international tax preparation and related matters.

The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the principal auditor, and has concluded that such services are compatible with auditor independence.

The Audit Committee must pre-approve all audit and all non-audit services provided by the independent registered public accounting firm, subject, with respect to non-audit services, to a de minimis exception. Under the de minimis exception, management may authorize services not contemplated at the time of the Audit Committee meeting immediately prior to the provision of such services, provided that the fees for such services do not exceed $25,000 (subject to the aggregate limitation described below). These services must be brought to the attention of the Chairman of the Audit Committee and approved at the next regularly scheduled meeting of the Audit Committee. The de minimis exception is subject to an annual aggregate limit of five percent of total revenues paid by the Company to the independent registered public accounting firm in the fiscal year when services are provided. The Audit Committee pre-approved all non-audit services for fiscal 2006 without utilization of the de minimis exception described above. Requests for approval of non-audit services are to be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

In connection with the audit of its fiscal 2006 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that contains, among other provisions, alternative dispute resolution procedures.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the March 27, 2007 Record Date, the Common Stock was held of record by 2,617 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each shareholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the executive officers named in the Summary Compensation table above, and by all directors and executive officers as a group, as of the Record Date.

	Number of
	Shares of		Percent of
	Common		Common Stock
Name and Address	Stock(1)		Outstanding

Dreman Value Management, L.L.C.	7,561,065	(2)(19)	12.9%
520 East Cooper Avenue Suite 230-4 Aspen, CO 81611
Pershing Square Capital Management, L. P.	6,819,280	(3)(19)	11.6%
888 Seventh Avenue, 29th Floor New York, New York 10019
Deutsche Bank AG	6,005,986	(4)(19)	10.2%
Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany
Gregory P. Josefowicz	160,485		*
Edward W. Wilhelm	152,888	(5)	*
Vincent E. Altruda	126,084	(6)	*
Thomas D. Carney	94,416	(7)	*
Lawrence I. Pollock	79,541	(8)	*
George L. Jones	71,184		*
Daniel T. Smith	67,597	(9)	*
Cedric J. Vanzura	35,945		*
Amy B. Lane	30,722	(10)	*
Joel J. Cohen	28,675	(11)	*
Victor L. Lund	27,306	(12)	*
Edna Greene Medford	25,221	(13)	*
Beth M. Pritchard	23,601	(14)	*
Donald G. Campbell	18,589	(15)	*
Brian T. Light	15,589	(16)	*
Michael Weiss	15,398	(17)	*
Directors and Executive Officers as a Group	973,242	(18)	1.7%

*	Represents less than one percent.

(1)	All figures represent shares of or the right to acquire Common Stock and include restricted shares held by directors and executive officers over which they have voting power but not investment power.

(2)	Dreman Value Management L.L.C. has sole dispositive and voting power with respect to all of the shares.

(3)	Pershing Square Capital Management, L. P. has shared dispositive and voting power with respect to all of the shares

(4)	Deutsche Bank AG has sole dispositive power with respect to 6,005,850 shares, sole voting power with respect to 5,969,750 shares, shared voting power with respect to 136 shares and no shared dispositive power.

(5)	Includes 69,000 options that are exercisable within 60 days, 5,600 shares held in an IRA account, 4,420 shares held in custodial accounts for Mr. Wilhelm’s children and 1,661 shares held under the Borders Group, Inc. 401(k) Savings Plan.

(6)	Includes 90,000 options that are exercisable within 60 days and 6,973 shares held under the Borders Group, Inc. 401(k) Savings Plan.

(7)	Includes 63,000 options that are exercisable within 60 days.

(8)	Includes 38,350 options that are exercisable within 60 days.

(9)	Includes 49,000 options that are exercisable within 60 days, 1,760 shares held in an IRA account and 682 shares held under the Borders Group, Inc. 401(k) Savings Plan.

(10)	Includes 8,350 options that are exercisable within 60 days.

(11)	Includes 13,350 options that are exercisable within 60 days.

(12)	Includes 13,350 options that are exercisable within 60 days.

(13)	Includes 13,350 options that are exercisable within 60 days.

(14)	Includes 13,350 options that are exercisable within 60 days.

(15)	Includes 8,350 options that are exercisable within 60 days.

(16)	Includes 8,350 options that are exercisable within 60 days.

(17)	Includes 8,350 options that are exercisable within 60 days.

(18)	Includes 396,150 options that are exercisable within 60 days.

(19)	The information set forth in this table is based upon the reports filed with the Securities and Exchange Commission as of the date of the printing of this Proxy Statement.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO PROVIDE FOR MAJORITY VOTING IN UNCONTESTED ELECTIONS OF DIRECTORS

The Board of Directors has unanimously approved, and recommends that the shareholders approve, an amendment to the Restated Articles of Incorporation of the Company to provide for majority voting in uncontested elections of Directors. A copy of the proposed amendment is attached to this proxy statement as Appendix A.

The Company is incorporated in Michigan. Michigan law provides that, except as otherwise provided in a company’s articles of incorporation, directors shall be elected by a plurality of the votes cast at an election. Since the Company’s Restated Articles of Incorporation do not presently address the standard to be applied in director elections, the plurality vote standard is applicable to all elections of directors. Under the proposed amendment, in an uncontested election, nominees for the Board of Directors would have to receive a majority of the vote cast in order to be elected to the Board. In contested elections, i.e. those in which the number of nominees is greater than the number of seats available, the plurality standard would continue to be applicable.

Michigan law also provides that, once elected, a director shall continue to serve until his or her successor is elected and qualified. To address the situation in which an incumbent director does not receive a majority of the votes cast in an uncontested election, the amendment provides that any such director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee would be required to promptly consider the tender of resignation and to make a recommendation to the Board as to whether to accept or reject it. The Board would be required to act on the Committee’s recommendation no later than 90 days following the date of the applicable shareholders’

meeting. Following the Board’s decision, the Company would be required to promptly publicly disclose the Board’s decision in a Form 8-K filed with the Securities and Exchange Commission. In the event that the resignation is accepted, the Board would determine whether to fill the resulting vacancy or to reduce the size of the Board.

The Company believes that shareholders should have a meaningful role in the election of directors. Consistent with that belief, the Company has maintained a policy requiring any director who does not receive a majority of the votes cast in an uncontested election to tender his or her resignation. Also, at the Company’s 2006 Annual Meeting, the shareholders of the Company approved a proposal relating to majority voting for directors. The proposed amendment is consistent with the Company’s belief with respect to the role that shareholders should play in electing directors and with the action of our shareholders at the 2006 Annual Meeting.

The Board of Directors recommends that the shareholders vote FOR the approval of the proposed amendment to the Restated Articles of Incorporation of the Company.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected the firm of Ernst & Young LLP as the independent registered public accounting firm to perform the integrated audit of the financial statements of the Company for the 2007 fiscal year. Additional information regarding the Audit Committee and the independent auditors, including the fees paid by the Company to Ernst & Young in fiscal 2006, is provided in the “Report of the Audit Committee” in this Proxy Statement.

Representatives from Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Company is asking its shareholders to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company or its shareholders.

The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007.

PROPOSAL 4

SPECIAL SHAREHOLDER MEETINGS

RESOLVED, shareholders ask our board of directors to amend our bylaws to give holders of at least 10% to 25% of the outstanding common stock the power to call a special shareholder meeting.

Shareholders should have the ability, within reasonable limits, to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important in the context of a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Thus this proposal asks our board to amend our bylaws to establish a process by which holders of 10% to 25% of our outstanding common shares may demand that a special meeting be called. The corporate laws of many states provide that holders of only 10% of shares may call a special meeting, absent a contrary provision in the charter or bylaws. Accordingly, a 10% to 25% threshold strikes a reasonable balance between enhancing shareholder rights and avoiding excessive distraction at our company.

Prominent institutional investors and organizations support a shareholder right to call a special meeting. Fidelity and Vanguard are among the mutual funds supporting a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System and the Connecticut Retirement Plans and also favor preserving this right. Governance ratings services, such as The Corporate Library and Governance Metrics International, take special meeting rights into account when assigning company ratings. This topic also won 65% support of JPMorgan Chase & Co. (JPM) shareholders at the 2006 JPM annual meeting.

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported:

•	Our CEO pay not adequately performance-based according to The Corporate Library, http://www.thecorporatelibrary.com/ an independent investment research firm.

•	Our directors were not required to own stock.

•	We, as shareholders, had no right to act by written consent.

•	Our potentially over-committed directors with 4 board seats each included:

Mr. Lund

Mr. Weiss

•	Mr. Lund’s board service included Service Corp. (SCI) rated “D” by The Corporate Library.

•	Mr. Lund also chaired our key Audit Committee.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to enable shareholders to call for:

Special Shareholder Meetings
Yes on 4

BOARD OF DIRECTORS’ STATEMENT OPPOSING THE PROPOSAL
ON SPECIAL SHAREHOLDER MEETINGS

Under our by-laws, the chief executive officer or the Board of Directors may call a special meeting of shareholders. This provision conforms to the requirements of the Michigan Business Corporation Act (the “Act”). The Company believes that, given the significant time commitment required of Board members and senior management in preparing for a shareholders’ meeting, as well as the significant costs involved in preparing, printing and distributing proxy materials, allowing a minority of shareholders to call a special meeting could impose substantial financial and administrative burdens on the Company without any benefit to the shareholders as a whole.

The Company’s current by-law provisions, together with its governance structure, adequately protect the interests of shareholders. The Company has established procedures, as described on page 8, pursuant to which shareholders may communicate with directors. In addition, Section 10 of Article III of the by-laws of the Company requires that the independent chairman or lead director, as the case may be, be available upon request to meet with major shareholders. If any shareholder believes that a special meeting should be called, the shareholder may request that the Board call a special meeting. The Board, 90% of the members of which are independent, would then determine whether or not it is appropriate to do so.

Accordingly, the Board of Directors recommends a vote AGAINST Proposal 4.

PROPOSAL 5

SEPARATE THE ROLES OF CEO AND CHAIRMAN

RESOLVED:  Shareholders request that our Board establish a rule (specified in our charter or bylaws unless absolutely impossible) of separating the roles of our CEO and Board Chairman, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of our shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our Chief Executive Officer. Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

This topic won our 62% support vote at our 2006 annual meeting. The Council of Institutional Investors www.cii.org recommends adoption of a shareholder proposal after it wins one majority vote. The council does not recommend that a board stall for a second majority vote before taking action. Also at least one proxy advisory service has recommend a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote.

It is the role of our CEO and management to run the business of our company. Meanwhile it is the role of the Board of Directors to provide independent oversight of our CEO and management. Our CEO should not be his own boss while managing our company’s business. Under the leadership of the Chairman, the board should give strategic direction and guidance and represent the best interests of shareholders in maximizing value.

More companies are recognizing the separation of Chairman and CEO to be a sound corporate governance practice. Also several respected institutions recommend separation. The Council of Institutional Investors adopted a Corporate Governance Policy which recommends, “The board should be chaired by an independent director.”

Under our current rules one person can hold the job of both CEO and Chairman for years at a time. Under our current rules our CEO can continue in his current job and also take on the additional job of Chairman.

Separate the Roles of CEO and Chairman
Yes on 5

BOARD OF DIRECTORS’ STATEMENT OPPOSING PROPOSAL ON SEPARATION OF THE ROLES OF CEO AND BOARD CHAIR

During 2006, the Board of Directors of the Company appointed Mr. Pollock, an independent director, to serve as Chairman of the Board. It also amended the by-laws of the Company to assure that, at all times, the Company will have either an independent chairman or a lead director with specified responsibilities. The Company believes that this governance structure assures the appropriate level of oversight and independence, while maintaining the flexibility to combine the functions of chairman and chief executive in the future if it is in the best interests of the Company to do so.

Under the by-laws of the Company, the independent directors are required to designate one of the members of the Board to serve as the Chairman of the Board. If the person selected to serve as Chairman is an independent director, he or she will have such duties and authority as the independent directors shall from time to time specify, which shall include, at a minimum, the following: (a) presiding at all meetings of the Board; (b) serving as liaison between the chief executive officer and the independent directors; (c) approving information sent to the Board; (d) approving meeting agendas for the Board; (e) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) the authority to call meetings of independent directors; and (g) if requested by major shareholders, assure that he or she is available for consultation and direct communication.

If the person selected to serve as Chairman is not an independent director, the by-laws require that the independent directors designate one of the independent directors to be the Lead Director. The Lead Director will have shall have such duties and authority as the independent directors shall from time to time specify, which shall include, at a minimum, presiding at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors, and all of the duties and authority enumerated in (b) through (g) of the preceding paragraph.

This by-law provision clearly provides for independent oversight by designating specific responsibilities that will be undertaken by either an independent Chairman of the Board or by an independent Lead Director. In addition, it maintains the flexibility for the Board to permit a single person to hold the chief executive officer and chairman titles in the future if the Board deemed that to be in the best interests of the Company and its shareholders. The Proposal would limit this flexibility without a corresponding benefit to shareholders and should not be adopted.

The Board of Directors recommends a vote AGAINST Proposal 5.

PROPOSALS OF SHAREHOLDERS

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, any shareholder proposals intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company no later than December 18, 2007 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

Section 8 of Article II of the Company’s bylaws additionally provides that, for director nominations or shareholder proposals to be properly brought before any annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and must comply with the other requirements of the bylaws. For director nominations and shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders, notice of such nomination or proposal containing certain information required under the Company’s bylaws must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on February 23, 2008 nor earlier than the close of business on January 24, 2008. If the Company does not receive notice of a director nomination or shareholder proposal within this time frame, the Company will be entitled to exclude such nomination or proposal from the matters which may be properly be brought before the 2008 Annual Meeting.

The dates set forth above will change if the date of the Company’s 2008 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, in which event the new dates will be set forth in one of the Company’s Form 10-Q Quarterly Reports.

COPIES OF THE COMPANY’S 2006 ANNUAL REPORT TO SHAREHOLDERS AND ITS ANNUAL REPORT ON FORM 10-K FOR THE COMPANY’S FISCAL YEAR ENDED FEBRUARY 3, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ANNE ROMAN, INVESTOR RELATIONS, BORDERS GROUP, INC., 100 PHOENIX DRIVE, ANN ARBOR, MICHIGAN 48108-2202.

APPENDIX A

PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION
OF THE COMPANY

Article V, Section (2)

(2) The number of directors shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. Directors shall be elected by the affirmative vote of the majority of the votes cast in person or by proxy at any meeting for the election of directors at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a nominee exceeds the shares voted “against” or “withheld” with respect to the nominee. Abstentions and broker non-votes shall not be deemed to be votes cast for purposes of tabulating the vote.

Any incumbent director who fails to receive, in an election as to which majority voting applies, the affirmative vote of the majority of the votes cast shall tender his or her resignation to the Board of Directors promptly following certification of the shareholder vote. The Nominating and Corporate Governance Committee shall promptly consider the tender of resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. Any director who tenders his or her resignation shall not participate in any Committee or Board deliberations, recommendations or decisions relating thereto.

The Board shall act on the Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. Following the Board’s decision, the Corporation shall promptly publicly disclose the Board’s decision as to whether or not to accept the resignation as tendered in a Form 8-K filed with the Securities and Exchange Commission.

In the event that the application of this Section (2) results in a vacancy on the Board, the Board shall determine whether to fill such vacancy or to reduce the size of the Board.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Central Time, on May 23, 2007.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 — Donald G. Campbell	☐	☐	02 — Joel J. Cohen	☐	☐	03 — George L. Jones	☐	☐

	04 — Amy B. Lane	☐	☐	05 — Brian T. Light	☐	☐	06 — Victor L. Lund	☐	☐

	07 — Dr. Edna Greene Medford	☐	☐	08 — Lawrence I. Pollock	☐	☐	09 — Michael Weiss	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain

2.	Approve an Amendment to the Restated Articles of Incorporation of the Company to provide for majority voting in uncontested elections of directors.	☐	☐	☐

3.	A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007.	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

		For	Against	Abstain

4.	A shareholder proposal entitled “Special Shareholder Meetings.”	☐	☐	☐

5.	A shareholder proposal entitled “Separate The Roles of CEO and Chairman.”	☐	☐	☐

B  Non-Voting Items
Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears above. Joint owners should all sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, sign full corporate name by duly authorized officer who adds his or her name and title.
Date (mm/dd/yyyy) — Please print date below.

/	/

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Borders Group, Inc.

Notice of 2007 Annual Meeting of Shareholders
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE MAY 24, 2007, ANNUAL MEETING OF SHAREHOLDERS
The undersigned hereby appoints George L. Jones and Thomas D. Carney, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned and to vote all shares of common stock of Borders Group, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Borders Group, Inc., to be held on May 24, 2007, or any adjournment thereof, upon all matters that may properly come before the meeting.
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any adjournments thereof.
This proxy when properly executed will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR the election of the Company’s nominees to serve as Directors, FOR the proposal to approve an Amendment to the Restated Articles of Incorporation of the Company to provide for majority voting in uncontested elections of directors, FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007, AGAINST the shareholder proposal entitled “Special Shareholder Meetings,” and AGAINST the shareholder proposal entitled “Separate the Roles of CEO and Chairman.” As to any other business that may come before the Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the Proxies.
If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.
(Items to be voted appear on reverse side.)
Please date and sign on the reverse side and return promptly in the enclosed envelope.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 — Donald G. Campbell	☐	☐	02 — Joel J. Cohen	☐	☐	03 — George L. Jones	☐	☐

	04 — Amy B. Lane	☐	☐	05 — Brian T. Light	☐	☐	06 — Victor L. Lund	☐	☐

	07 — Dr. Edna Greene Medford	☐	☐	08 — Lawrence I. Pollock	☐	☐	09 — Michael Weiss	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain

2.	Approve an Amendment to the Restated Articles of Incorporation of the Company to provide for majority voting in uncontested elections of directors.	☐	☐	☐

3.	A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007.	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

		For	Against	Abstain

4.	A shareholder proposal entitled “Special Shareholder Meetings.”	☐	☐	☐

5.	A shareholder proposal entitled “Separate The Roles of CEO and Chairman.”	☐	☐	☐

B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears above. Joint owners should all sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, sign full corporate name by duly authorized officer who adds his or her name and title.
Date (mm/dd/yyyy) — Please print date below.

/	/

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

▼ PLEASE FOLD ALONG THE PEFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Borders Group, Inc.

Notice of 2007 Annual Meeting of Shareholders
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE MAY 24, 2007, ANNUAL MEETING OF SHAREHOLDERS
The undersigned hereby appoints George L. Jones and Thomas D. Carney, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned and to vote all shares of common stock of Borders Group, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Borders Group, Inc., to be held on May 24, 2007, or any adjournment thereof, upon all matters that may properly come before the meeting.
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any adjournments thereof.
This proxy when properly executed will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR the election of the Company’s nominees to serve as Directors, FOR the proposal to approve an Amendment to the Restated Articles of Incorporation of the Company to provide for majority voting in uncontested elections of directors, FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007, AGAINST the shareholder proposal entitled “Special Shareholder Meetings,” and AGAINST the shareholder proposal entitled “Separate the Roles of CEO and Chairman.” As to any other business that may come before the Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the Proxies.
If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.
(Items to be voted appear on reverse side.)
Please date and sign on the reverse side and return promptly in the enclosed envelope.